EXHIBIT 99.1

ACQUISITIONS INCREASE REVENUES BY 449%

(May 12, 1998) - ENGLEWOOD, Colorado - Recycling Industries, Inc., (NASDAQ-NMS:
RECY), a company engaged in the acquisition, consolidation and operation of metal recycling companies, today announced record revenues for its fiscal 1998 second quarter ended March 31, 1998 of $69.7 million, an increase of 449%
compared to $12.7 million for the same period one year earlier.   Earnings
before interest, taxes, depreciation, and amortization (EBITDA) for the quarter ended March 31, 1998 were $8.2 million, an increase of $6.7 million over the $1.5 million EBITDA for the same quarter last year. Earnings before income taxes for the March 31, 1998 quarter were $1.012 million nearly doubling the $526,000 of earnings before tax for the period a year earlier. Net earnings for the second quarter of fiscal 1998 were $606,000, or $0.01 per common share compared to $821,000, which included a $500,000 income tax benefit, for the same period one year earlier or $0.04 per common share.

For the six months ended March 31,1998 revenues totaled $101.1 million, an increase of 330% compared to $23.5 million in 1997. EBITDA for the six months was $12.0 million, an increase of $9.9 million over the $2.1 million EBITDA for the same period one year earlier.

Earnings before income taxes for the six months ended March 31, 1998 were $1.3 million compared to $171,000 for the same period one year ago. The Company recorded net earnings of $794,000, an increase of 70% over the same period one year ago, before a $2.4 million extraordinary charge from early extinguishment of debt. The Company recorded a net loss after the extraordinary charge for the six months ended March 31, 1998 of ($1.6) million, or ($0.09) per common share compared to net earnings of $186,000, which includes a $500,000 income tax benefit, or $0.01 per common share for the same period one year earlier.

Thomas J. Wiens, Chairman and Chief Executive Officer, commented, "The second quarter reflected the effect of the six companies acquired in December 1997 and the two companies acquired in April and June of 1997. The Company's operating income for the three months ending March 31, 1998 was $5.9 million, which was an increase of 538% compared to $0.9 million for the same quarter last year. As of March 31, 1998 the Company had total assets of $238.9 million, stockholder's equity of $65.5 million, current assets-to-current liability ratio of 3.22:1, and a debt-to-equity ratio of 2.2:1. We believe the Company's positive operating results and strong balance sheet provide affirmation of the Company's growth strategy."

Recycling Industries, Inc. is a consolidator of metals recycling companies, providing quality, value-added products and services to its customers. Based in Englewood Colorado, Recycling Industries owns and operates metals processing facilities in Georgia, Illinois, Iowa, Missouri, Nevada, North Carolina, South Carolina, Texas, Virginia, and Wisconsin.

Condensed Financial Tables on Following Page

RECYCLING INDUSTRIES, INC.
REPORT OF OPERATIONS
($000, EXCEPT PER SHARE AMOUNTS)

The following is a report of earnings for: Recycling Industries, Inc., 9780 S. Meridian Blvd., Suite 180, Englewood, CO 80112 for the three and six months ended March 31, 1998 and 1997:


                                                    THREE MONTHS ENDED MARCH 31,                 SIX MONTHS ENDED MARCH 31,
                                             ------------------------------------------   ------------------------------------------
                                                           PERCENT               PERCENT                PERCENT             PERCENT
                                                 1998        OF        1997        OF        1998         OF       1997       OF
                                              (UNAUDITED)   SALES   (UNAUDITED)   SALES   (UNAUDITED)    SALES  (UNAUDITED)  SALES
                                             ------------------------------------------   ------------------------------------------
Net sales                                       $69,669    100.0%     $12,741    100.0%     $101,117    100.0%     $23,502   100.0%
Cost of sales and operating expenses             59,277     85.1%      10,361     81.3%       85,753     84.8%      19,813    84.3%
                                             ------------------------------------------   ------------------------------------------
Gross profit                                     10,392     14.9%       2,380     18.7%       15,364     15.2%       3,689    15.7%
Selling, general and administrative expenses      4,456      6.4%       1,450     11.4%        6,893      6.8%       2,663    11.3%
                                             ------------------------------------------   ------------------------------------------
Operating income                                  5,936      8.5%         930      7.3%        8,471      8.4%       1,026     4.4%
                                             ------------------------------------------   ------------------------------------------
Other (income) expense:
  Interest expense                                4,864      7.0%         430      3.4%        7,033      7.0%         889     3.8%
  Miscellaneous                                      60      0.1%         (26)    (0.2%)         151      0.2%         (34)   (0.1%)
                                             ------------------------------------------   ------------------------------------------
  Total other (income) expense                    4,924      7.1%         404      3.2%        7,184      7.1%         855     3.6%
                                             ------------------------------------------   ------------------------------------------
Earnings before income taxes and
 extraordinary charge                             1,012      1.5%         526      4.1%        1,287      1.3%         171     0.7%
Provision (benefit) for income taxes                406      0.6%        (295)    (2.3%)         493      0.5%        (295)   (1.3%)
                                             ------------------------------------------   ------------------------------------------
Earnings before extraordinary charge                606      0.9%         821      6.4%          794      0.8%         466     2.0%
Extraordinary charge on early
 extinguishment of debt, net of tax                 -         -           -         -          2,414      2.4%         -        -
                                             ------------------------------------------   ------------------------------------------
Net earnings (loss)                                 606      0.9%         821      6.4%       (1,620)    (1.6%)        466     2.0%
                                             ------------------------------------------   ------------------------------------------
                                             ------------------------------------------   ------------------------------------------
Preferred stock dividends                           275      0.4%         280      2.2%          359      0.4%         280     1.2%
                                             ------------------------------------------   ------------------------------------------
Net earnings available to common
 shareholders                                      $331      0.5%        $541      4.3%      ($1,979)    (2.0%)       $186     0.8%
                                             ------------------------------------------   ------------------------------------------
                                             ------------------------------------------   ------------------------------------------

Basic earnings (loss) per common share:
  Before extraordinary item                       $0.02                 $0.04                  $0.03                 $0.01
  Extraordinary item                                -                     -                    (0.14)                  -
                                             ----------            ----------             ----------            ----------
Basic earnings (loss) per common share            $0.02                 $0.04                 ($0.11)                $0.01
                                             ----------            ----------             ----------            ----------
                                             ----------            ----------             ----------            ----------

Weighted average common shares
 outstanding                                 17,982,000            13,881,000             16,732,000            13,837,000
                                             ----------            ----------             ----------            ----------
                                             ----------            ----------             ----------            ----------

Diluted earnings (loss) per common share
  Before extraordinary item                       $0.01                 $0.04                  $0.01                 $0.01
  Extraordinary item                                -                     -                    (0.10)                  -
                                             ----------            ----------             ----------            ----------
Diluted earnings (loss) per common share          $0.01                 $0.04                 ($0.09)                $0.01
                                             ----------            ----------             ----------            ----------
                                             ----------            ----------             ----------            ----------

Weighted average common shares outstanding   25,730,000            13,939,000             24,676,000            13,976,000
                                             ----------            ----------             ----------            ----------
                                             ----------            ----------             ----------            ----------

EBITDA                                            8,190     11.8%       1,503     11.8%       12,026     11.9%       2,108     9.0%
                                             ------------------------------------------   -----------------------------------------
                                             ------------------------------------------   -----------------------------------------


RECYCLING INDUSTRIES, INC.
BALANCE SHEET
($000, EXCEPT PER SHARE AMOUNTS)


                                               MARCH 31,           SEPTEMBER 30,
                                                  1998                 1997
                                              (Unaudited)            (Audited)
                                              ---------              ---------
Assets
 Current assets                                 $56,461               $15,004
 PP&E, net                                      150,120                33,227
 Other assets                                    32,331                 6,848
                                              ---------              ---------
  Total assets                                 $238,912               $55,079
                                              ---------              ---------
                                              ---------              ---------

Liabilities
 Current liabilities                            $17,516                $7,448
 Long-term debt                                 139,831                29,456
 Other long-term liabilities                     14,612                   -
                                              ---------              ---------
    Total liabilities                           171,959                36,904
                                              ---------              ---------
                                              ---------              ---------

Commitments and Contingent Liabilities
 Redeemable common stock                          1,500                 1,500

Stockholders' Equity
 Stockholders' equity                            65,453                16,675
                                              ---------              ---------

Total Liabilities & Equity                     $238,912               $55,079
                                              ---------              ---------
                                              ---------              ---------



The EBITDA calculation (which is not a measure of financial performance under generally accepted accounting principles) was included as certain investors use the data to determine the Company's ability to service its indebtedness. EBITDA is not a substitute for income from continuing operations, net income, or cash flows presentation under generally accepted accounting principles.